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                                                                   EXHIBIT-10.27


                          WORLDWIDE MEDIA HOLDINGS, N.V
                                        &
                        INLAND ENTERTAINMENT CORPORATION
                        CONSULTING & MARKETING AGREEMENT


     THIS AGREEMENT (the "Agreement") is entered into and effective as of the 12th day March, 1998 (the "Effective Date"), by and between Worldwide Media Holdings, N.V., a Curacao, Netherlands Antilles corporation (hereinafter "WMH"), with its registered offices at Kaya W.F.G. (Jombi) Mensing 36, Curacao, Netherlands Antilles and Inland Entertainment Corporation, a Utah corporation (hereinafter "IEC"), with its principal place of business located at 16868 Via Del Campo Court, Suite #200, San Diego, CA 92127, USA.


                                    RECITALS

     WHEREAS, WMH is a corporation duly organized under the laws of the Netherlands Antilles, with the power and authority to transact all lawful business thereby;

     WHEREAS, WMH is a wholly owned foreign subsidiary corporation of Inland Entertainment Corporation;

     WHEREAS, WMH provides consulting and marketing services to the Internet gaming and entertainment industry;

     WHEREAS, Bardenac Holding, N.V., (Bardenac), the owner of several virtual (Internet) casinos, has appointed WMH its Marketing Representative to render certain services related to its Internet gaming enterprise;

     WHEREAS, pursuant to WMH's appointment as Marketing Representative to Bardenac, WMH requires technical assistance, advice, training, marketing, and consulting services in connection with both the services to be provided by WMH under its marketing agreement with Bardenac as well as matters concerning the general operation and business affairs of WMH in order to maximize WMH's revenues and business opportunities;

     WHEREAS, WMH has determined that IEC can provide the technical assistance, advice, training, marketing and consulting services required by WMH, while not assuming an active management role itself, and while acting solely as a consultant and marketing agent to WMH;

     WHEREAS, the parties acknowledge and agree that under this Agreement, that except as a shareholder in WMH, IEC shall not manage, direct, control or have a vote concerning any aspect of WMH's business, the management of which shall be exercised exclusively by WMH.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

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I.   ENGAGEMENT OF CONSULTANT AND SCOPE OF CONSULTING SERVICES.

     A. Engagement of Consultant. WMH has and shall continue to have the sole proprietary interest in and management responsibility for the conduct of WMH's business including all Internet gaming activities related thereto. WMH is seeking technical assistance and expertise in the operation of its marketing and consulting activities and hereby retains and engages IEC to provide consulting and marketing services to WMH, its management staff and employees.

     B. Services To Be Provided By Consultant. The scope of services to be provided by IEC may include consulting, marketing, operational, and accounting services, technical assistance, training and advice to WMH and its employees and staff concerning all matters relating to the operation and business activities of WMH including but not limited to organization and administration, research and development, planning and development, interactive gaming activities and Web site development, product engineering, internal controls and accounting procedures, and marketing, product distribution and advertising.

     C. Expansion of Business Activities. In the event that WMH acts to expand its business, or to add additional clients to its portfolio during the term of this Agreement, IEC will provide the above-described consulting and marketing services with respect to any such new or expanded activities and clients during the term of this Agreement.

     D. Cooperative Efforts. Both parties to this Agreement shall exercise their best efforts to fully cooperate with each other in the performance of the services to be rendered hereunder; provided, however, that it shall be within the sole discretion of WMH to determine whether or not to act upon or implement the technical assistance, marketing, distribution consultation or advice provided by IEC.

     E. Services Provided at Direction of WMH. The determination as to what specific consulting, distribution and marketing services (identified in Exhibit "A") shall be provided by IEC, and the format in which IEC's reports or recommendations are to be provided shall be determined exclusively by WMH, and the services provided hereunder shall be performed by IEC in accordance with and under the direction of WMH.

          1. IEC has provided WMH with a list of areas (Exhibit "A") in which it is prepared to provide services. IEC will update this list as necessary during the term of this Agreement.

          2. WMH shall, from time to time and after consultation with IEC, identify and issue consulting and marketing assignments for specific tasks to be performed by IEC.

          3. IEC will perform in accordance with the terms of this Agreement in order to accomplish the consulting and marketing assignments issued by WMH. IEC will report to WMH on all work performed under each consulting and marketing assignment.

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          4.   Payment under this Agreement shall be conditioned upon compliance by IEC with the terms and conditions of this Agreement. WMH's Executive
Committee shall review the work performed by IEC on a monthly basis, and the decision to adopt, approve, ratify or implement any proposal, suggestion or recommendation made by IEC shall rest exclusively with WMH, acting through its Executive Committee.


II.  NO MANAGEMENT SERVICES PROVIDED.

     The parties expressly acknowledge that this is a consulting agreement and that IEC shall not engage in any management activities or perform any management services with respect to the affairs or activities or any future activities of WMH unless expressly agreed to in writing.


III. MANAGEMENT OF COMPANY -- Representation in Management and Operation of Company by Officers, Directors, or Employees of Consultant; Disclosure and Waiver of Conflicts of Interest.

     It is expressly acknowledged and agreed that as WMH is a wholly owned foreign subsidiary of Inland Entertainment Corporation, any officer, director or employee of IEC may serve on the Board of Directors and Executive Committee of WMH or act in a management capacity as to the activities of WMH and its business endeavors including the Enterprise. WMH hereby acknowledges and waives any potential conflict of interest that may exist now or hereafter, provided that any directors, officers or employees of IEC who serve as members of WMH's board or in a management capacity recognize and observe the duty of loyalty and duty of care commensurate with and attendant upon said individuals acting within their fiduciary capacity and obligations to WMH.


IV.  TERM OF AGREEMENT.

     A. Term. This Agreement shall have a term which commences on the Effective Date, and which continues for a period of sixty (60) months, unless sooner terminated under Section IV.B or Section VIII; provided however, that the Agreement may be extended by mutual agreement of the parties. For the purposes of this Agreement, the parties agree that the accounting and calculation contemplated hereunder shall commence with the first full calendar month following the Effective Date of this Agreement.

     B. Early Termination and Buy Out by Company. At any time after the second full year of this Agreement, Either party in its sole discretion may serve notice on the other party of its intention to terminate this Agreement without cause under this Section IV.C. Such notice of early termination shall be effective three (3) months after its receipt and this Agreement shall remain in full force during that three (3) month notice period. After the three (3) month notice period, the obligations under this Agreement shall terminate.

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V.   CONFIDENTIALITY.

     The parties agree that they will not disclose the financial terms of this Agreement to third parties unless such disclosure is required by the laws of the United States of America, of any State as a member of the union of the United States of America, the laws of the Netherlands Antilles, or the laws of any foreign country having jurisdiction over the parties hereto; provided, however, that nothing contained herein shall be deemed to prohibit IEC from making public disclosures required by law as a publicly held corporation. The parties further agree that neither will disclose to third parties business and financial information of a confidential nature concerning the other party that it learns in the course carrying out their respective duties under this Agreement, including but not limited to, information concerning revenue, number of patrons, number of attempted entries or "hits" on any Enterprise-related Web site or game, financial plans, marketing information or any other information of a proprietary or intellectual property nature including information related to patents, trademarks and copyrights and their applications, or any information commonly known or treated as "trade secrets". Upon written request of one party, the requirements of this Section may be waived by the other party in writing, such waiver to be conditioned on whatever terms are included in the written waiver.


VI.  COMPENSATION OF CONSULTANT.

     In consideration of the satisfactory performance of the consulting and marketing services described herein, IEC shall receive from WMH, on a monthly basis during the term of this Agreement, compensation payable as follows:

     A. Base Consulting & Marketing Fee. Once the cumulative net revenues of WHM reach or exceed FIVE-HUNDRED THOUSAND ($500,000) DOLLARS, as calculated from WMH's inception, IEC shall receive a Base Consulting & Marketing Fee (hereinafter "Base Fee") of FIFTEEN-THOUSAND ($15,000.00) DOLLARS per each calendar month thereafter. The Base Fee shall be paid to IEC by the twentieth
(20th) day of the following calendar month.

     B.   Additional Consulting & Marketing Fee. In addition to the Base Fee,
IEC shall be paid an Additional Consulting and Marketing Fee (hereinafter "Additional Fee") for each calendar month in which the net revenues of WMH exceed FIFTEEN-THOUSAND ($15,000) DOLLARS. The Additional Fee shall be equal to
 .001% of combined gross handle of the virtual casino properties serviced by WMH. For purposes of this Agreement, the term "handle" shall mean the money wagered in a virtual casino without regard or consideration of the result of the play. Any Additional Fee payable under this Agreement shall be paid to IEC by the twentieth (20th) day of the following calendar month.

     C. Percentage Fees. Nothing contained herein shall prohibit or disallow the parties from modifying this Agreement to require the calculation or payment of any Base Fee or Additional Fee to be based upon a percentage of gross or net revenues of WMH.

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     D.   Generally Accepted Accounting Principles. For purposes of this Section
VI, net revenue shall be calculated in accordance with generally accepted accounting principles consistently applied, but shall not include any Base Fee or Additional Fee paid or payable under this Agreement.


VII. TERMINATION.

     A.   Termination for Cause.

          1.   Either party may terminate this Agreement for the following
Causes:

               a. Committing or allowing to be committed any act of theft or embezzlement by the other party or officer(s) or employee(s) thereof; however, theft or embezzlement by any officer or employee of a party without the party's knowledge shall not be cause for termination of this Agreement, as long as said party repays to the Enterprise all sums which said officer or employee may have stolen, or embezzled, as soon as the party becomes aware of facts from which a reasonable person would conclude that such act occurred.

               b. Committing or allowing to be committed any material breach of the Agreement. A material breach of this Agreement shall be a failure of either party to perform any duty or obligation required of a party under this Agreement.

               c. A material breach of any representations that adversely affects a party's ability to carry out its responsibilities under this Agreement.

          2. Neither party may terminate this Agreement on grounds of material breach unless it has provided written notice to the other party of its intention to declare a default and to terminate this Agreement, and the defaulting party fails to cure or take substantial steps to cure the default within twenty (20) days of receipt of such notice. The discontinuance or correction of the material breach shall constitute a cure thereof.

          3. In the event of termination on account of IEC's breach, all undistributed funds to which IEC otherwise would be entitled under this Agreement shall be placed in an interest-bearing escrow account until the dispute is resolved.

     B.   Remedies for Breach.

          1. The parties shall in good faith attempt to resolve any grievances, complaints or disputes that may arise under the performance of this Agreement. An aggrieved party shall notify the other party in writing of any serious problem which arising under the performance of this Agreement and shall serve notice of the problems on the other party's address of record. Within ten
(10) days of receipt of such notice, unless the problem has been resolved, the parties shall meet and confer in good faith for purposes of resolving the problem.

          2. Subject to the limitations set forth in subsection 1, any dispute relating to

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and/or arising under this Agreement and/or the transactions contemplated herein shall be submitted to binding arbitration before the American Arbitration Association (the "AAA") in San Diego, California, and decided under the AAA's Commercial Arbitration Rules. The prevailing party shall be entitled to seek confirmation and enforcement of any arbitration award in any court of competent jurisdiction.

          3. In the event of any dispute relating to and/or arising under this Agreement and/or the transactions contemplated herein, the prevailing party shall be entitled to receive its reasonable attorneys' fees and its costs and expenses of arbitration or litigation, in addition to any other relief to which such party may be entitled.


VIII. NOTICES.

     Any notice required to be given pursuant to this Agreement shall be delivered by Express Mail or overnight courier service, addressed as follows:

          To WMH at:          Worldwide Media Holdings, N.V.
                              C/o Jennie Straatman
                              AMACO (Curacao) N.V.
                              Kaya W.F.G. (Jombi) Mensing 36
                              P.O. Box 3141
                              Curacao, Netherlands Antilles

          with a copy to:

          and to IEC at:      Lloyd D. Speer II
                              Inland Entertainment Corporation
                              16868 Via Del Campo Court
                              Suite #200
                              San Diego, CA 92127
                              USA

          With a copy to:     Christopher Wm. Voisin
                              Secretary
                              Inland Entertainment Corporation
                              16868 Via Del Campo Court
                              Suite #200
                              San Diego, CA 92127
                              USA

          or to their designees.


IX.  COVENANT OF GOOD FAITH AND FAIR DEALINGS.

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     IEC and WMH hereby specifically warrant and represent to each other that neither shall act in any manner which would cause this Agreement to be altered, modified, amended, canceled, or terminated (except for cause) without the consent of the other.


X.   ASSIGNMENTS, SUBCONTRACTS AND REPRESENTATIONS.

     A. IEC shall not assign or subcontract any of its obligations under this Agreement without WMH's prior written consent, provided that IEC may assign this Contract unilaterally to a wholly owned subsidiary of IEC.

     B. WMH and IEC warrant and represent that they shall take all action necessary to ensure that this Agreement shall remain in good standing at all time and will fully cooperate with each other in achieving the goals of this Agreement.

     C. The parties further specifically warrant that to their knowledge no officer, director, or employee thereof is presently charged with or has been convicted of any crime involving theft, fraud, misrepresentation, embezzlement or other acts of dishonesty, and that no person convicted of any such act knowingly will be allowed to become an officer, director or employee of a party hereto.


XI.  AUTHORITY TO EXECUTE.

     Each party warrants to the other that it has full authority to execute this Agreement and will, upon written request by the other party, provide satisfactory written evidence thereof.


XII. NO LEASE OR POSSESSORY INTEREST.

     The parties to this Agreement agree and expressly warrant that this Agreement does not create a partnership, joint venture or any other similar business relationship and does not convey any proprietary or possessory interest except as may be set forth specifically herein. Moreover, the parties to this Agreement further warrant and understand that this Agreement is for consulting and marketing services only and does not relate to the management of the Enterprise; does not grant to IEC the exclusive right to operate the Enterprise; and does not prohibit WMH from encumbering its property and proprietary interest in the Enterprise.


XIII. CONFLICTS OF INTEREST PROHIBITIONS.

     A. The parties represent that no payments have been made and agree that no payments will be made to any elected or appointed official of the government of the Netherlands Antilles or relative of any elected or appointed member of the government of the Netherlands Antilles, or of any other governmental licensing or regulatory authority for the purpose of obtaining or maintaining this Agreement or any other privilege for IEC. For purpose of this paragraph, "relative" means an individual who is related to and lives in the immediate household of an elected or appointed member of the Government of the Netherlands Antilles.

     B. No party in interest in either IEC or WMH is an elected or appointed member of

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the government of the Netherlands Antilles, or a relative of said member as defined herein.


XIV. MODIFICATION.

     This Agreement may be modified only with the formal written agreement of both parties.


XV.  SEVERABILITY.

         In the event any provision of this Agreement is for any reason held to be illegal or unenforceable, such provision will be severed or otherwise modified as may best preserve the intention of the parties hereto, and the Agreement as modified will remain in full force and effect.


XVI. RECITALS INCORPORATED.

         The recitals set forth above are a material part of this Agreement, and are incorporated herein as if fully set forth herein.


XVII. GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of California and the United States. To the extent that there may exist a conflict of law in regards to any intellectual property matters related hereto, as between the State of California and the United States, the laws of the United States shall apply. In all other instances, the laws of the State of California shall apply.

                  (Remainder of Page Left Intentionally Blank)

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XVIII. ENTIRE AGREEMENT.

     This Agreement is the entire agreement between the parties with respect to the subject matter of this Agreement. It is expressly understood that this Agreement supersedes any and all other representations, or agreements entered into between the parties hereto and that there are no oral, written or collateral agreements between the parties or other parties with a financial interest in the subject matter of this Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                        WORLDWIDE MEDIA HOLDINGS, N.V.
                                        a Netherlands Antilles corporation

                                        By: /s/ Jennie E. Straatman
                                            ------------------------------------
                                                Straatman, Jennie E.
                                                Managing Director, Amaco
                                                (Curacao) N.V.; Managing
                                                Director of Worldwide Media
                                                Holdings, N.V.

                                        INLAND ENTERTAINMENT CORPORATION
                                        A Utah Corporation

                                        By: /s/ Lloyd D. Speer, II
                                            ------------------------------------
                                                Lloyd D. Speer, II
                                        Its: President/Chief Executive Officer

          (SIGNATURE PAGE TO WMH/IEC CONSULTING & MARKETING AGREEMENT)

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                                   EXHIBIT "A"

                          SCOPE OF CONSULTING SERVICES

                            INTERNET GAMING MARKETING


1.   Marketing Plan.

A.   Marketing and advertising budgets.

B.   Goals and objectives.

C.   Strategies and tactics.

D.   Evaluation and measurement.

2.   Research projects and analysis of data.

3.   Customer service.

4.   Media negotiations and placement.

     A.   Identify target market.

     B.   Recommend reach and frequency media goals.

     C. Evaluate advertising proposals from radio, television, outdoor, newspaper, magazine and display companies.

     D. Recommend schedules and budgets for each medium, including duration and detail of contracts with all of the above.

5.   Advertising/Promotion.

     A.   Direction, tone and quality of advertising and marketing programs.

     B. Assist with selection of advertising agencies and consultants with strong Internet gaming background.

     C.   Guiding the creative output with respect to gaming casino advertising.

     D.   Specific concept and production for television and radio commercials.

     E. Developing outdoor advertising, newspaper, television, radio, and on-line campaigns.

6.   Special Events and Entertainment.

     A.   Developing event calendars and strategy for implementing them.

     B.   Developing concepts for entertainment, special events and promotions.

     C.   Market wide Promotions.


7. Collateral materials, brochures and direct mail, design production and distribution.

8.   Strategies for public relations, publicity and community relations.

9.   Uniforms.

10.  Community relations and political affairs.

11.  Recommending new cardroom games.

12.  Presenting a professional image to the public.

13.  Introduction and operation of tournaments.

14.  Casino layout.

15.  Gaming incentives for players.

16.  Seeking new clientele.

17.  Analyzing daily, weekly and other periodic reports.

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